Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement (No. 333-___) on Form S-3 of Syntroleum Corporation of our reports dated March 2, 2009 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in the Annual Report on Form 10-K of Syntroleum Corporation for the year ended December 31, 2008.

We also consent to the reference of our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.
/s/ HoganTaylor LLP
Tulsa, Oklahoma
March 12, 2009